BY-LAWS

OF

AGRIVEST AMERICAS, INC.

ARTICLE I
OFFICES

SECTION 1.   REGISTERED OFFICE.  The registered office of the corporation shall be located in the County of Kent, State of Delaware.

SECTION 2.   OTHER OFFICES.  The corporation may have other offices, either in or outside of the State of Delaware, as shall be designated from time to time by the Board of Directors.

ARTICLE II
STOCKHOLDERS

SECTION 1.   ANNUAL MEETINGS.  Annual meetings of stockholders for the election of directors and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.  In the event the Board of Directors fails to so determine the time, date and place of meeting, the annual meeting of stockholders shall determine the time, date and place of meeting.

If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.  At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2.   OTHER MEETINGS.  Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting.

SECTION 3.   VOTING.  Unless otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.  Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot.  All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole thereof, and may be inspected by any stockholder who is present.

SECTION 4.   QUORUM.  Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the corporation entitled to vote shall constitute a quorum at all meetings of the stockholders.  In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote in the meeting.

SECTION 5.   SPECIAL MEETING. Special meetings of the stockholders for any purpose or purposes may be called by the Chief Executive Officer, President or Secretary, and shall be called upon the resolution of the majority of the directors or by the stockholders holding a majority of the outstanding voting common stock of the corporation.

SECTION 6.   NOTICE OF MEETINGS.  Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than ten (10) nor more than sixty (60) days before the date of the meeting.  No business other than that stated in the notice shall be transacted at any meeting without the unanimous written consent of all of the stockholders entitled to vote thereat.

SECTION 7.   ACTION BY WRITTEN CONSENT.  Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III
DIRECTORS

SECTION 1.   NUMBER AND TERM.  Except as provided in Article 3, Section 5, the number of directors constituting the Board of Directors shall not be more than seven (7) nor less than one (1), as fixed from time to time in the by-laws or by action of the board.  The initial number of directors shall be at least one (1). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify.  A director need not be a stockholder.

SECTION 2.   RESIGNATIONS.  Any director, member of a committee or other officer may resign at any time.  Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time is specified, at the time of its receipt by the President or Secretary.  The acceptance of a resignation shall not be necessary to make it effective.

SECTION 3.   VACANCIES.  If the office of any director, member of a committee or other officer becomes vacant, the remaining directors in office, though less than a quorum by a majority vote, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his successor shall be duly chosen.

SECTION 4.   REMOVAL. Any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled, at the meeting held for the purpose of removal, by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5.   INCREASE IN THE NUMBER OF DIRECTORS. The number of directors may be fixed from time to time by the Board of Directors of the Corporation by an affirmative vote of the directors, though less than a quorum, or, by the affirmative vote of a majority in interest of the stockholders, at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

SECTION 6.   POWERS.  The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation of by these By-Laws conferred upon or reserved to the stockholders.

SECTION 7.   COMMITTEES.  The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, each committee to consist of such number of directors as the Board may designate.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and unless the resolution, these By-Laws, or the Certificate of Incorporation expressly provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

SECTION 8.   MEETINGS.  Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.  Meetings may be held at any place, within or without the State of Delaware, which has been designated in any notice of the meeting, or, if not stated in said notice or, if there is no notice given, at the place designated by resolution of the Board of Directors.  Meetings may be called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the President, if any, by any Vice President or Secretary, or by any two directors.

No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors.  Special meetings shall be held upon at least four (4) days’ notice by mail or upon at least forty-eight (48) hours’ notice delivered personally or by telephone,  telegraph or electronic mail.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

SECTION 9.   QUORUM. A majority of the directors shall constitute a quorum for the transaction of business.  If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10.  COMPENSATION.  Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the Board a fixed fee and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11.   ACTION WITHOUT MEETING.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and written consents thereto are filed with the minutes of the proceedings of the Board of Directors or committee.

ARTICLE IV
OFFICERS

SECTION 1.   OFFICERS. The officers of the corporation shall be a Chief Executive Officer, a Treasurer and a Secretary, all of whom shall be elected annually by the Board of Directors and who shall hold office until their successors are elected and qualified.  In addition, the Board of Directors may elect a Chairman, a President, a Chief Operating Officer, a Chief Development Officer, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper.  None of the officers of the corporation need be directors.  The officers shall be elected at the first meeting of the Board of Directors after each annual meeting.  More than two (2) offices may be held by the same person.

SECTION 2.   OTHER OFFICERS AND AGENTS.  The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

SECTION 3.   THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and shall perform such other duties as may be assigned by the Board of Directors.

SECTION 5.   CHIEF EXECUTIVE OFFICER.  The chief executive officer, if one be elected, shall, in the absence or disability of the chairman and vice-chairman, preside at all meetings of the stockholders and at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business and affairs of the corporation subject to the authorization and control of the Board of Directors, and shall have such other power and authority and perform such other duties as may be prescribed by these by-laws or as may be assigned from time to time by the Board of Directors.  In the absence or disability of the chief executive officer, the president, if available, and if the president is not available the chief operating officer, if available, shall have the authority, and shall perform the duties, of the chief executive officer.

SECTION 6.   PRESIDENT. The President shall, in the absence or disability of a Chief Executive Officer, be the chief executive officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation.  He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation.

SECTION 7.   VICE-PRESIDENT. The Vice-President, if there are more than one, the senior Vice President, as determined by the Board of Directors, in the absence or disability of the President, shall exercise the powers and perform the duties of the President and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the directors.

SECTION 8.   TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation.  He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.

SECTION 9.   SECRETARY.  The Secretary shall give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by the law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the directors, or shareholders, upon whose requisition the meeting is called as provided in these By-Laws.  He shall record all the proceedings of the meetings of the corporation and of the directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the directors or the President.  He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the President, and attest the same.

SECTION 10.   ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. Assistant Secretaries and Assistant Treasurers, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the directors.

ARTICLE V
CAPITAL STOCK

SECTION 1.   CERTIFICATES OF STOCK. A certificate of stock, signed by the Chairman or Vice-Chairman of the Board of Directors, if they be elected, Chief Executive Officer, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or Assistant Secretary, shall be issued to each stockholder certifying the number of shares owned by him in the corporation; provided, however, the board of directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares.  Within a reasonable time after the issuance or transfer of any uncertificated shares, the Corporation shall send to the registered owner thereof any written notice prescribed by the General Corporation Law of Delaware.  Any or all of the signatures on certificates of stock may be facsimiles.

SECTION 2.   TRANSFER OF SHARES.  The shares of stock of the corporation shall be transferrable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificate shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued.  A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3.   LOST OR DESTROYED CERTIFICATES.  A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 4.   STOCKHOLDERS RECORD DATE.   In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days prior to any other action.  A determination of stockholders or record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjournment meeting.

ARTICLE VI
INDEMNIFICATION AND INSURANCE

SECTION 1.  INDEMNIFICATION.  (a)  The corporation shall indemnify any director or officer of the corporation and may indemnify any employee or agent of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)   The corporation shall indemnify any director or officer of the corporation and may indemnify any employee or agent of the corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)   Any indemnification under Section 1(a) or (b) of this Article VI (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1(a) and (b).  Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of the directors of the corporation who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or, even if such directors so direct, by independent legal counsel in a written opinion, or (iv) by a majority of the stockholders of the corporation.

(d)   Expenses (including reasonable attorneys’ fees) incurred by an officer, director, employee or agent in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation pursuant to this Article VI.  Such expenses (including reasonable attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Board deems appropriate.

(e)   The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(f)   The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 2.  INSURANCE FOR INDEMNIFICATION.  The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145 of the General Corporation Law.

ARTICLE VII
MISCELLANEOUS

SECTION 1.   DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient.  Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the corporation.

SECTION 2.   SEAL.  The directors shall provide a suitable corporate seal which shall be in the charge of the Secretary and shall be used as authorized by the By-Laws.

SECTION 3.   FISCAL YEAR.  The fiscal year of the corporation shall be determined by resolution duly adopted by the Board of Directors.

SECTION 4.   CHECKS, NOTES, ETC.  Checks, notes, drafts, bills of exchange and orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed or endorsed in such manner as shall be determined from time to time by resolution of the Board of Directors.

The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed or endorsed in such manner as determined by the Board of Directors.

SECTION 5.   NOTICE AND WAIVER OF NOTICE.  Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage, prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing.  Shareholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by Statute.

Whenever any notice whatsoever is required to be given under the provisions of any law, or under the provisions of the incorporation document of the corporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE IX
AMENDMENTS

These By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of By-Law or By-Laws to be made be contained in the notice of such special meeting, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal of By-Law or By-Laws to be made, be contained in the notice of such special meeting.